EXHIBIT 99.2
NOTICE OF GUARANTEED DELIVERY
for Tender of
6% Senior Notes due 2009 (CUSIP Nos. 147446AH1 and U14693AD4)
and 9 1/4% Senior Notes due 2011 (CUSIP Nos. 147446AA6, 147446AC2,
U14693AA0 and U14693AB8) of
Case New Holland Inc.
        As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company (“DTC”) for this purpose must be used to accept the Exchange Offer if certificates for 6% Senior Notes due 2009 (the “Old 6% Notes”) or 9 1/4% Senior Notes due 2011 (the “Old 9 1/4% Notes” and, together with the Old 6% Notes, the “Old Notes”) of Case New Holland Inc., a Delaware corporation (the “Company”), are not immediately available to the registered holder of such Old Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Old Notes to the account maintained by JPMorgan Chase Bank, N.A. (the “Exchange Agent”) at DTC, or if time will not permit all documents required by the Exchange Offer to reach the Exchange Agent prior to 5:00 p.m., New York City time, on                     , 2005, unless extended (the “Expiration Date”). This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto may be delivered by mail, by facsimile transmission, by hand or overnight carrier or by DTC’s system and procedures to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering Old Notes.” Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer.
The Exchange Agent (the “Exchange Agent”) for the Exchange Offer is:
JPMORGAN CHASE BANK, N.A.

By Certified or Registered Mail: JPMorgan Chase Bank, N.A. ITS Bond Events PO Box 2320 Dallas, TX 75221	By Overnight Courier or Hand: JPMorgan Chase Bank, N.A. ITS Bond Events 2001 Bryan Street, 9th Floor Dallas, TX 75201
By Facsimile: JPMorgan Chase Bank, N.A. (214) 468-6494 (For Eligible Institutions Only) Attention: Frank Ivins
Confirm by Telephone: (800) 275-2048
      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery to a facsimile number other than the number listed above will not constitute a valid delivery.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to Case New Holland Inc., a Delaware corporation (the “Company”), the aggregate principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the accompanying Prospectus dated                    , 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”) and in the related Letter of Transmittal (which together with the Prospectus constitute the “Exchange Offer”), receipt of which is hereby acknowledged.
      The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the tendered Old Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered Old Notes are acquired by the Company as contemplated herein, and the tendered Old Notes are not subject to any adverse claims or proxies. The undersigned represents, warrants and agrees that the undersigned and each beneficial owner will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Old Notes, and that the undersigned will comply with its obligations under (i) with respect to the Old 6% Notes, the Registration Rights Agreement dated as of May 17, 2004 by and among the Company, the Guarantors named therein and Deutsche Bank Securities Inc. or (ii) with respect to the Old 9 1/4% Notes, the Registration Rights Agreement dated as of August 1, 2003 among the Company, the Guarantors named therein, Citigroup Capital Markets Inc., Deutsche Bank Securities Inc. and UBS Securities LLC or the Registration Rights Agreement dated as of September 16, 2003 among the Company, the Guarantors named therein and JPMorgan Chase Bank, N.A., as applicable The undersigned has read and agrees to all of the terms of the Exchange Offer.
      By tendering Old Notes and executing this Notice of Guaranteed Delivery, the undersigned hereby represents and warrants that: (i) the undersigned is acquiring the New Notes in the ordinary course of the undersigned’s business; (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution of the Old Notes or the New Notes; (iii) the undersigned is not an “affiliate” (as defined under the Securities Act) of the Company; and (iv) the undersigned is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the undersigned is a broker-dealer that will receive the New Notes for its own account in exchange for any Old Notes acquired by it as a result of market-making activities or other trading activities, the undersigned acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the New Notes. By so acknowledging and by delivering a copy of the Prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.
      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):

(Please Print)
Address(es):

Area Code and Telephone Number(s):

X

X

Signature(s) of Owner(s) or Authorized Signatory
     Must be signed by the registered holder(s) of the tendered Old Notes as their name(s) appear(s) on certificates for such tendered Old Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Aggregate
Name(s) and address(es) of registered holder(s),	Series and	Certificate	principal amount	Aggregate
exactly as name(s) appear(s) on	CUSIP number	number(s) of	represented by	principal amount
Old Notes, or on a security position	of Old Notes	Old Notes*	certificate(s)	tendered**

*	DOES NOT need to be completed if Old Notes are tendered by book-entry transfer.
**	Unless otherwise indicated, the holder will be deemed to have tendered the entire face amount of all Old Notes represented by tendered certificates.

      If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide the following information:
Signature:

Account Number:

Date:

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States (each, an “Eligible Institution”), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, either certificates for the Old Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an Agent’s Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3) business days after the Expiration Date.
      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and certificates for the Old Notes tendered hereby to the Exchange Agent within the time period shown herein and that failure to do so could result in a financial loss to the undersigned.

Firm	Authorized Signature
Address	Name (Please Type or Print)
Zip Code	Title
Dated ------------------------------ , 2005
Area Code and Telephone Number:

      DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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